EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Shares, par value $0.01 per share, of Fidelis Insurance Holdings Limited, a Bermuda limited company, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 17, 2026.

CRESTVIEW, L.L.C.

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer

CRESTVIEW PARTNERS III GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer

CRESTVIEW FIHL HOLDINGS, L.P.

By:	Crestview FIHL GP, Ltd., its general partner

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer

CRESTVIEW FIHL TE HOLDINGS, LTD.

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer

CRESTVIEW PARTNERS IV GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer

CRESTVIEW IV FIHL HOLDINGS, L.P.

By:	Crestview IV FIHL Holdings GP, LLC, its general partner

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer

CRESTVIEW IV FIHL TE HOLDINGS, LLC

By:	/s/ Evelyn C. Pellicone
Name:	Evelyn C. Pellicone
Title:	Chief Financial Officer